Exhibit 10.39

EMPLOYMENT AGREEMENT AMENDMENT

This EMPLOYMENT AGREEMENT AMENDMENT (the "Amendment"), effective as of February 23, 2021, is between Baily's Corporation, a Delaware corporation formerly known as Twin River Worldwide Holdings, Inc. (the "Company") and Stephen H. Capp ("Executive" and, together with the Company, the "Parties").
WHEREAS, the Parties entered into an Employment Agreement effective January 1, 2019 (the "Agreement"), and desire to amend and extend the Agreement.
NOW, THEREFORE, the Parties hereto agree as follows:

1.Section 2 of the Agreement is amended to read in its entirety as follows:

"2. TERM. The initial term of employment under this Agreement will begin on the Effective Date and will continue until December 31, 2022, subject to prior termination in accordance with the terms hereof (the "Initial Term"). The Initial Term will be automatically extended for successive additional terms of one year first commencing on the day immediately following each December 31st in the Initial Term (each successive period, an Additional Term"), and subsequently on each annual anniversary of the end of an Additional Term, unless either Party gives written notice to the other Party of non-extension at least 60 days prior to the end of the Initial Term or to the end of the then-applicable Additional Term (the Initial Term and any Additional Term(s), collectively, the "Term").

2.The number "$600,000" in Section 3(a) of the Agreement shall be replaced with "$825,000, effective as of February 23, 2021."

3.Section 3(c) of the Agreement is amended to read in its entirety as follows:
"(C) In addition, Executive will be entitled to an equity award of (i) 12,398 Company common shares, half in time-vested restricted stock and half in performance, vesting on December 31, 2021 and (ii) 25,624 Company common shares, half in time-vested restricted stock and half in performance, vesting on December 31, 2022."

4.Terms used herein with initial capital letters that are defined in the Agreement are used herein as so defined. Except as otherwise expressly set forth in this Amendment, the Agreement remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the respective dates set forth below.

BALLY'S CORPORATION

/s/ Marc Crisafulli
By:	Marc Crisafulli
Title:	EVP
Date:	2/23/21

/s/ Stephen H. Capp
Name:	STEPHEN H. CAPP
Date:	2/23/2021

Stephen H. Capp Employment Agreement Amendment 2/23/21    2